ITEX Corporation Completes Sale of Seattle Corporate-Owned Office

    SACRAMENTO, Calif.--(BUSINESS WIRE)--Nov. 28, 2003--ITEX Corporation (OTCBB:ITEX), a leading business services and payment systems company, today announced it has completed the sale of its corporate-owned trade office located in Seattle, Washington.

    Sale of Corporate-owned office

    Seattle Trade Exchange, LLC of Washington, a newly formed company operated by Ms. Bobbi McMullen and Ms. Florence Vincent, is the purchaser of the Seattle corporate-owned office. Ms. McMullen had been employed by ITEX for more than three years and was the General Manager of the Seattle office. Ms. Vincent has been an ITEX Broker in Olympia, Washington for more than seven years. The purchase price was $500,000 with a $50,000 cash down payment. The balance of the purchase price is payable over seven years.
    The Seattle office will continue operations under a franchise agreement. As part of the sale agreement, ITEX retains ownership of the client base and will continue to generate transaction revenue from the Seattle operation. Seattle Trade Exchange has offered employment to the existing employees of the office. ITEX's Seattle office lease terminates December 31, 2003 and Seattle Trade Exchange has executed a new lease for office space in a different area of the city.
    Steven White, Chairman of the Board stated, "Bobbi and Florence have a broad range of knowledge and experience in working with the ITEX Broker Network and with the more than five hundred clients they will manage. They have demonstrated a high level of dedication and devotion to ITEX and the clients served throughout their tenure. Ms. McMullen will manage the day to day operations while Ms. Vincent will focus on bookkeeping and meeting financial objectives."
    Mr. White further stated, "This sale completes the divesture of our four largest corporate-owned offices. We are closer to our primary goal of creating an efficient and focused corporate business model of payment system technology and support of our Broker Network."

    About ITEX:

    Founded in 1982, ITEX Corporation ( http://www.itex.com ) is a business services and payment systems company processing over $150,000,000 a year in transactions between member businesses. ITEX assists its member businesses to increase sales, open new markets and utilize the full business capacity of their enterprises by providing a private currency through the company's broker network and client base.

    This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release). Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: the continuing development of successful marketing strategies for our concepts; the effect of international, national, and regional economic conditions; our ability to satisfy our debt obligations; the availability of adequate working capital; the effect of competitive barter exchanges; changes in legislation; demographic changes, our ability to attract and retain qualified personnel; changes in our business strategy or development plans; business disruptions; and changes in the demand for goods and services offered by members of our trade exchange. Statements in this release should be evaluated in light of these important factors. All information set forth in this release is as of November 28, 2003, and ITEX undertakes no duty to update this information. More information about these and other important factors that could affect our business and financial results is included in our Annual Report on Form 10-KSB for the fiscal year ended July 31, 2003, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", which is on file with the Securities and Exchange Commission. Additional information may also be set forth in those sections in our quarterly reports on Form 10-QSB previously filed with the Securities and Exchange Commission.

    CONTACT: ITEX Corporation
             Alan Zimmelman, 916-679-1222
             E-mail: alan@itex.com